UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2014

HALOZYME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) James P. Shaffer, Vice President and Chief Commercial Officer of Halozyme Therapeutics, Inc. (the “Company”), resigned from the Company effective March 31, 2014. In connection therewith, the Company and Mr. Shaffer have entered into a Separation Agreement and General Release, dated as of March 31, 2014, which provides, subject to the terms and conditions therein, for the orderly separation of Mr. Shaffer from the Company. Pursuant to the terms of the agreement, Mr. Shaffer will receive severance benefits consistent with the Company’s severance policy approved by the Company’s Board of Directors in 2008, including the equivalent of twenty six weeks’ base salary and the continuation of health benefits through September 30, 2014. Mr. Shaffer has agreed to continue as a consultant to the Company for the period from March 31, 2014 to September 30, 2014 pursuant to a consulting agreement to assist with the transition of his responsibilities. Mr. Shaffer will receive no additional compensation for his services under the consulting agreement.

A description of the Company’s severance policy is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2013 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.

April 3, 2014	By:	/s/ Jean Liu
Jean Liu
Vice President, General Counsel and Secretary